Exhibit 99.2

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13G filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Common Stock, par value $0.01 per share (the “Common Stock”) of Mister Car Wash, Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer and its affiliates that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of the 11th day of February, 2022.

Green Equity Investors VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/s/ Andrew C. Goldberg
Andrew C. Goldberg
Vice President, General Counsel and Secretary

Green Equity Investors Side VI, L.P.
By: GEI Capital VI, LLC, its General Partner

By:	/s/ Andrew C. Goldberg
Andrew C. Goldberg
Vice President, General Counsel and Secretary

GEI Capital VI, LLC

By:	/s/ Andrew C. Goldberg
Andrew C. Goldberg
Vice President, General Counsel and Secretary

Leonard Green & Partners, L.P.
By: LGP Management, Inc., its General Partner

By:	/s/ Andrew C. Goldberg
Andrew C. Goldberg
Vice President, General Counsel and Secretary

LGP Management, Inc.

By:	/s/ Andrew C. Goldberg
Andrew C. Goldberg
Vice President, General Counsel and Secretary

LGP Associates VI-A LLC
By: Peridot Coinvest Manager LLC, its Manager

By:	/s/ Andrew C. Goldberg
Name:	Andrew C. Goldberg
Title:	Vice President, General Counsel and Secretary

LGP Associates VI-B LLC
By: Peridot Coinvest Manager LLC, its Manager

By:	/s/ Andrew C. Goldberg
Name:	Andrew C. Goldberg
Title:	Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO MISTER CAR WASH, INC. 13-G JOINT FILING AGREEMENT]

Green VI Holdings, LLC
By: LGP Management, Inc., its Manager

By:	/s/ Andrew C. Goldberg
Name:	Andrew C. Goldberg
Title:	Vice President, General Counsel and Secretary

Peridot Coinvest Manager LLC

By:	/s/ Andrew C. Goldberg
Name:	Andrew C. Goldberg
Title:	Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO MISTER CAR WASH, INC. 13-G JOINT FILING AGREEMENT]